UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2015

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:    (303) 449-2100

________3050 Peachtree Road,  Suite 355,  Atlanta, GA  30305_______

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

The Company previously announced that on November 20, 2015,  its former CEO resigned all positions with the Company and its affiliated entities.  The former CEO simultaneously executed a 12 month lock-up agreement restricting his ability to sell any shares of the Company’s common stock during the lock-up period.

Those resignations came in the context of the filing of a civil action by the Securities and Exchange Commission against the former CEO.  In that action, the SEC had sought certain equitable relief, including the appointment of a receiver, against properties controlled by the Company’s former CEO.  The SEC has now confirmed with the Company that its properties are not to be included in the properties involved in the pending civil action.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: December 15, 2015	/s/ Lance Baller Lance Baller, Interim CEO and President